Exhibit 10.42

BUSINESS FINANCING MODIFICATION AGREEMENT

This Business Financing Modification Agreement is entered into as of December 29, 2005, by and between KANA SOFTWARE, INC., a Delaware corporation (the “Borrower”) and BRIDGE BANK, NATIONAL ASSOCIATION (“Lender”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated November 30, 2005 by and between Borrower to Lender, as may be amended from time to time (the “Business Financing Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “indebtedness” and the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the “Existing Documents.”

2. DESCRIPTION OF CHANGE IN TERMS.

A. Modification(s) to Business Financing Agreement:

2.1 Section 1.1 is amended to restate the following defined term:

“Collateral” means all of Borrower’s rights and interest in any and all personal property, whether now existing or hereafter acquired or created and wherever located, and all products and proceeds thereof and accessions thereto, including the following: accounts, including health care insurance receivables, chattel paper, inventory, equipment, instruments, including promissory notes, investment property, documents, deposit accounts, letter of credit rights, any commercial tort claim of Borrower which is now or hereafter identified by Borrower or Lender, general intangibles and supporting obligations.

“Facility Fee” means a fee equal to .25% of the Revolving Credit Limit, due upon execution of this Agreement.

“Overadvance” means (a) as to the total amount of the Formula Advances plus Nonformula Advances, the amount, if any, that exceeds the Revolving Credit Limit, (b) as to any Formula Advance (i) with respect to any receivable which is not an Eligible Receivable, the entire outstanding amount of such Formula Advance, and (ii) the total amount of the Revolving Advances then outstanding (including amounts deemed Revolving Advances under Sections 2.1(e) and (f)) plus the Letters of Credit Outstanding exceeds the Revolving Credit Limit or the Borrowing Base, and (c) as to the total amount of Formula Advances, Nonformula Advances and Additional Loan Advances, the amount which exceeds $7,500,000.

2.2 Section 1.1 is amended to include the following defined terms:

“Additional Loan Advances” means advances made under the Additional Loan Agreement.

“Additional Loan Agreement” means that certain Business Financing Agreement dated December 29, 2005 by and between Borrower and Lender, which provides for Advances of up to $1,500,000.

2.3 Section 7.1(k) of the Loan Agreement is amended to add the following clause at the end of the sentence:

“including without limitation the Additional Loan Agreement.”

3. CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

5. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Business Financing Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Business Financing Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Business Financing Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to return as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Business Financing Modification Agreement. The terms of this paragraph apply not only to this Business Financing Modification Agreement, but also to any subsequent Business Financing modification agreements.

6. CONDITIONS. The effectiveness of this Business Financing Modification Agreement is conditioned upon the execution and delivery by Borrower of the Additional Loan Agreement and payment of any fees and expenses in connection therewith.

7. COUNTERSIGNATURE. This Business Financing Modification Agreement shall become effective only when executed by Lender and Borrower.

BORROWER:		LENDER:

KANA SOFTWARE, INC.		BRIDGE BANK, NATIONAL ASSOCIATION

By:	/s/ John M. Thompson	By:	/s/ Lee Shodiss
Name:	John M. Thompson	Name:	Lee Shodiss
Title:	CFO	Title:	SVP

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